Exhibit 99.1

Babcock & Wilcox Announces Third Quarter 2013 Results

- GAAP Earnings per Share of $0.54, Adjusted Earnings per Share of $0.57

- Quarterly Dividend Increased by 25% to $0.10 per share

CHARLOTTE, N.C.--(BUSINESS WIRE)--November 12, 2013--The Babcock & Wilcox Company (NYSE: BWC) (“B&W” or the “Company”) today reported GAAP earnings per share for the third quarter of 2013 of $0.54 compared to $0.43 in the third quarter of 2012. Adjusted earnings per share for the third quarter of 2013, which excludes the impact of $4.8 million of restructuring charges, were $0.57, an increase of $0.11, or 23.9%, versus adjusted earnings per share in the third quarter of 2012. Revenue for the third quarter of 2013 was $774.8 million, a decrease of 4.1%, from the third quarter of 2012.

The Company declared a quarterly cash dividend of $0.10 per common share on November 8, 2013. This declaration represents a 25% increase in the quarterly cash dividend, the first increase since a dividend was initiated in November 2012. The dividend will be payable on December 13, 2013 to shareholders of record on November 25, 2013.

During the third quarter of 2013, the Company repurchased nearly 0.5 million shares of its common stock at a cost of $14.3 million. Through September 30, 2013, the Company has repurchased a total of 9.0 million shares at a cost of $236.7 million leaving approximately $263.3 million of capacity remaining under its previously announced $500 million share repurchase authorization. Over the past twelve months, between the dividend and share repurchase programs, B&W has returned to its shareholders more than $273 million, approximately 73% of the free cash flow generated since B&W became a public company in August 2010.

Recent Highlights

  Selected to the Barron’s 400 Index in September 2013
  Awarded contract to supply natural gas boilers to a Virginia manufacturing facility
  Awarded front-end engineering and design work for FutureGen 2.0 carbon capture project
  Awarded nuclear inspection and repair services contract for a U.S. utility
  Shipped steam generators to FirstEnergy’s Davis-Besse Nuclear Power Station
  Announced collaboration with Lightbridge Corporation on metallic nuclear fuel pilot fabrication facility
  Completed construction of a new “state-of-the-art” manufacturing facility in China for the manufacture of boiler auxiliary equipment

Results of Operations

Consolidated revenues for the third quarter of 2013 were $774.8 million, a decrease of $32.8 million from the third quarter of 2012. Revenues in the Power Generation segment were flat compared to the prior year. Nuclear Operations segment revenues decreased by $2.4 million compared to the third quarter of 2012, primarily attributable to the mix and timing of work related to nuclear components manufacturing, partially offset by increased volume of naval nuclear fuel and downblending activities. Third quarter 2013 revenues for the Nuclear Energy segment decreased by $22.5 million versus the corresponding period of 2012, primarily reflecting the completion of several large nuclear services and equipment contracts that were ongoing in the prior year.

Bookings for the 2013 third quarter totaled $317.0 million, a decrease of 41.2% compared to $538.9 million booked in the prior year period, primarily due to lower environmental bookings in the Power Generation segment, lower services bookings in the Nuclear Energy segment, and favorable contract performance in the Nuclear Operations segment that had the effect of adjusting the value of contracts in the backlog and consequently reducing previous bookings on our cost-reimbursable contracts.

Operating income for the third quarter of 2013 was $82.1 million, a decrease of $2.3 million from the third quarter of 2012. Compared to the prior year, the Nuclear Operations, Technical Services, and mPower segments reported increases in operating income of $6.9 million, $6.7 million, and $2.0 million, respectively, which were offset by decreases in the operating income of the Power Generation and Nuclear Energy segments of $2.3 million and $9.5 million, respectively. The Nuclear Operations segment improvement was primarily attributable to increased income associated with its naval nuclear fuel and downblending business and from improved contract performance associated with contract cost reductions in the manufacturing of nuclear components. Improvement in the Technical Services segment primarily reflects improved contract performance resulting in higher estimated award fees at several managed sites. The decrease in the Power Generation segment operating income was driven by lower margins on construction and outage maintenance services and a lower level of net favorable close-outs as compared to the prior period, largely offset by lower overhead and selling, general, and administrative expenses due to ongoing cost reduction initiatives. The decrease in operating income of the Nuclear Energy segment was primarily attributable to lower revenue, which was partially offset by favorable warranty experience.

Included in operating income for the third quarter 2013 were $4.8 million of special charges for restructuring activities related to our Global Competitiveness Initiative (GCI). Excluding the restructuring charges, adjusted operating income for the third quarter of 2013 was $86.9 million, compared to adjusted operating income of $87.0 million for the same period in 2012.

“B&W’s Government businesses again produced strong results this quarter, reflecting their focus on delivering high quality products and services to our Government customer. Soft bookings in our Commercial segments, primarily due to regulatory uncertainty that continues to delay investment spending for many of our commercial utility customers, impacted revenues and operating income for both our Power Generation and Nuclear Energy segments. Cost reductions from our Global Competitiveness Initiative partially mitigated the impact of lower volume on operating income,” said E. James Ferland, President and Chief Executive Officer of B&W. “We continue to look for ways to drive revenue, reduce costs, and improve operating income across all of our businesses, and in particular in our commercial business units. This will remain an area of intense focus.”

Liquidity

The Company’s cash and investments position, net of debt, was $311.2 million at the end of the third quarter of 2013, a decrease of $47.5 million compared to $358.7 million at the end of the second quarter of 2013. During the quarter, the Company repurchased common shares totaling $14.3 million, contributed $25.5 million to its pension plans, and paid dividends of $8.9 million. In addition to net cash, the Company maintains a $700.0 million revolving credit agreement with $553.8 million of availability as of the end of the third quarter.

Outlook for the Remainder of 2013

The Company narrowed the range of expectations for adjusted earnings per share for the full year 2013 to between $2.30 and $2.40, from the previous range of $2.25 to $2.45. Adjusted earnings per share exclude GCI restructuring charges and the year-end mark-to-market adjustment for pension and other post-retirement benefits. The Company expects 2013 consolidated revenues to be approximately $3.3 billion, a reduction from the previous guidance of $3.4 billion to $3.5 billion.

Reconciliation of Non-GAAP Earnings Per Share and Operating Income
(in $ millions, except per share amounts)

	Three Months Ended September 30, 2013
		Impairment	Tax Benefit
	GAAP	Charges	Recognized	GCI Impact	Non-GAAP
Operating Income	$82.1	$-	$-	$4.8	$86.9
Other Income / (Expense)	(0.7)	-	-	-	(0.7)
Provision for Income Taxes	(24.4)	-	-	(1.6)	(26.0)
Net Income	57.0	-	-	3.2	60.2
Net Loss (Income) Attributable to Non-Controlling Interest	3.4	-	-	-	3.4
Net Income Attributable to The Babcock & Wilcox Company	$60.4	$-	$-	$3.2	$63.6

Diluted Earnings per Common Share	$0.54	$-	$-	$0.03	$0.57
Effective Tax Rate	30.0%				30.2%

	Three Months Ended September 30, 2012
		Impairment	Tax Benefit
	GAAP	Charges	Recognized	GCI Impact	Non-GAAP
Operating Income	$84.4	$2.6	$-	$-	$87.0
Other Income / (Expense)	(27.9)	27.0	-	-	(0.9)
Provision for Income Taxes	(7.3)	(1.0)	(25.3)	-	(33.6)
Net Income	49.3	28.6	(25.3)	-	52.5
Net Loss (Income) Attributable to Non-Controlling Interest	2.2	-	-	-	2.2
Net Income Attributable to The Babcock & Wilcox Company	$51.4	$28.6	$(25.3)	$-	$54.7

Diluted Earnings per Common Share	$0.43	$0.24	$(0.21)	$-	$0.46
Effective Tax Rate	12.8%				39.0%

	Nine Months Ended September 30, 2013
		Impairment	Tax Benefit
	GAAP	Charges	Recognized	GCI Impact	Non-GAAP
Operating Income	$241.0	$-	$-	$25.5	$266.5
Other Income / (Expense)	0.8	-	-	-	0.8
Provision for Income Taxes	(70.2)	-	-	(8.7)	(78.9)
Net Income	171.6	-	-	16.8	188.4
Net Loss (Income) Attributable to Non-Controlling Interest	8.9	-	-	-	8.9
Net Income Attributable to The Babcock & Wilcox Company	$180.5	$-	$-	$16.8	$197.3

Diluted Earnings per Common Share	$1.60	$-	$-	$0.15	$1.75
Effective Tax Rate	29.0%				29.5%

	Nine Months Ended September 30, 2012
		Impairment	Tax Benefit
	GAAP	Charges	Recognized	GCI Impact	Non-GAAP
Operating Income	$280.9	$2.6	$-	$-	$283.5
Other Income / (Expense)	(25.6)	27.0	-	-	1.4
Provision for Income Taxes	(74.6)	(1.0)	(25.3)	-	(100.9)
Net Income	180.7	28.6	(25.3)	-	183.9
Net Loss (Income) Attributable to Non-Controlling Interest	8.0	-	-	-	8.0
Net Income Attributable to The Babcock & Wilcox Company	$188.6	$28.6	$(25.3)	$-	$191.9

Diluted Earnings per Common Share	$1.58	$0.24	$(0.21)	$-	$1.61
Effective Tax Rate	29.2%				35.4%

B&W is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the financial information provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. B&W believes the non-GAAP measures provide meaningful insight in the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding B&W’s ongoing operations.

Conference Call to Discuss Third Quarter 2013 Results

Date:	Wednesday, November 13, 2013, at 8:30 a.m. ET
Live Webcast:	Investor Relations section of website at www.babcock.com

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to expected adjusted earnings per share and revenues. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, adverse changes in the industries in which we operate, our ability to successfully identify and leverage new business opportunities and our ability to execute on contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see B&W’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2012 and subsequent quarterly reports on Form 10-Q. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W

The Babcock & Wilcox Company is a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets as well as a premier advanced technology and mission critical defense contractor. B&W has locations worldwide and employs approximately 12,000 people, in addition to approximately 10,400 joint venture employees. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.babcock.com.

TABLES TO FOLLOW

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	September 30,	December 31,
	2013	2012
	(Unaudited)
	(In thousands)

Current Assets:
Cash and cash equivalents	$219,828	$383,547
Restricted cash and cash equivalents	46,292	60,961
Investments	45,837	88,769
Accounts receivable – trade, net	414,984	364,960
Accounts receivable – other	64,356	61,682
Contracts in progress	379,510	316,518
Inventories	113,895	124,218
Deferred income taxes	100,147	78,573
Other current assets	45,312	41,858

Total Current Assets	1,430,161	1,521,086

Property, Plant and Equipment	1,111,538	1,099,040
Less accumulated depreciation	667,597	652,019

Net Property, Plant and Equipment	443,941	447,021

Investments	4,288	4,090

Goodwill	281,205	280,780

Deferred Income Taxes	213,400	227,215

Investments in Unconsolidated Affiliates	201,789	186,354

Intangible Assets	82,383	87,686

Other Assets	82,497	86,123

TOTAL	$2,739,664	$2,840,355

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

	September 30,	December 31,
	2013	2012
	(Unaudited)
	(In thousands, except share and per share amounts)

Current Liabilities:
Notes payable and current maturities of long-term debt	$4,793	$4,062
Accounts payable	268,256	264,798
Accrued employee benefits	165,534	186,495
Accrued liabilities – other	72,325	57,991
Advance billings on contracts	395,251	472,287
Accrued warranty expense	67,492	83,682
Income taxes payable	18,113	9,973

Total Current Liabilities	991,764	1,079,288

Long-Term Debt	276	430

Accumulated Postretirement Benefit Obligation	66,364	71,208

Environmental Liabilities	48,186	46,497

Pension Liability	532,805	579,165

Other Liabilities	59,715	60,851

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 120,361,748 and 119,608,026 shares at September 30, 2013 and December 31, 2012, respectively	1,204	1,196
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	-	-
Capital in excess of par value	740,143	713,257
Retained earnings	502,468	349,063
Treasury stock at cost, 9,542,087 and 4,372,143 shares at September 30, 2013 and December 31, 2012, respectively	(251,997)	(109,809)
Accumulated other comprehensive income	30,317	32,728
Stockholders’ Equity – The Babcock & Wilcox Company	1,022,135	986,435
Noncontrolling interest	18,419	16,481
Total Stockholders’ Equity	1,040,554	1,002,916

TOTAL	$2,739,664	$2,840,355

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Unaudited)
	(In thousands, except share and per share amounts)

Revenues	$774,834	$807,586	$2,466,393	$2,426,063

Costs and Expenses:
Cost of operations	578,394	603,876	1,884,134	1,787,311
Research and development costs	23,787	27,893	52,970	91,079
Losses on asset disposals and impairments – net	1,258	2,620	1,345	1,738
Selling, general and administrative expenses	102,576	103,343	313,113	313,629
Special charges for restructuring activities	4,849	-	25,504	-
Total Costs and Expenses	710,864	737,732	2,277,066	2,193,757

Equity in Income of Investees	18,151	14,546	51,713	48,590

Operating Income	82,121	84,400	241,040	280,896

Other Income (Expense):
Interest income	480	417	1,135	1,154
Interest expense	(631)	(996)	(2,238)	(2,771)
Other – net	(533)	(27,306)	1,878	(24,007)
Total Other Income (Expense)	(684)	(27,885)	775	(25,624)

Income before Provision for Income Taxes	81,437	56,515	241,815	255,272

Provision for Income Taxes	24,416	7,259	70,217	74,611

Net Income	57,021	49,256	171,598	180,661

Net Loss Attributable to Noncontrolling Interest	3,425	2,187	8,892	7,963

Net Income Attributable to The Babcock & Wilcox Company	$60,446	$51,443	$180,490	$188,624

Earnings per Common Share:
Basic:
Net Income Attributable to The Babcock & Wilcox Company	$0.54	$0.43	$1.61	$1.59
Diluted:
Net Income Attributable to The Babcock & Wilcox Company	$0.54	$0.43	$1.60	$1.58

Shares used in the computation of earnings per share:
Basic	110,931,376	118,843,829	112,309,170	118,582,544
Diluted	111,749,381	119,452,881	113,049,700	119,189,977

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2013	2012
	(Unaudited)
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$171,598	$180,661
Non-cash items included in net income:
Depreciation and amortization	51,341	52,818
Income of investees, net of dividends	(18,419)	(26,455)
Losses on asset disposals and impairments	1,345	1,738
Impairment of USEC investment	-	27,000
Recognition of uncertain tax positions	-	(25,305)
In-kind research and development costs	11,289	13,477
Amortization of pension and postretirement costs	2,265	2,531
Stock-based compensation expense	13,072	13,555
Excess tax benefits from stock-based compensation	(64)	(1,441)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(44,663)	(61,828)
Contracts in progress and advance billings on contracts	(140,862)	(104,832)
Accounts payable	5,305	37,631
Inventories	10,559	(24,727)
Current and deferred income taxes	(1,284)	44,099
Accrued and other current liabilities	(3,588)	(19,024)
Pension liability, accumulated postretirement benefit obligation and accrued employee benefits	(69,842)	(178,953)
Other, net	5,921	(10,182)
NET CASH USED IN OPERATING ACTIVITIES	(6,027)	(79,237)
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease (Increase) in restricted cash and cash equivalents	14,669	(752)
Purchases of property, plant and equipment	(45,288)	(58,780)
Proceeds from sale of unconsolidated affiliate	-	2,091
Purchase of intangible assets	(2,200)	-
Purchases of available-for-sale securities	(79,747)	(234,577)
Sales and maturities of available-for-sale securities	122,677	163,203
Investment in equity and cost method investees	(2,807)	(6,437)
Proceeds from asset disposals	586	149
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	7,890	(135,103)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of short-term borrowing and long-term debt	(157)	(4,592)
Increase in short-term borrowing	649	2,532
Payment of debt issuance costs	-	(4,850)
Repurchase of common shares	(140,143)	-
Dividends paid to common shareholders	(27,082)	-
Excess tax benefits from stock-based compensation	64	1,441
Exercise of stock options	3,756	2,474
Other	(414)	(395)
NET CASH USED IN FINANCING ACTIVITIES	(163,327)	(3,390)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(2,255)	2,820
NET DECREASE IN CASH AND CASH EQUIVALENTS	(163,719)	(214,910)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	383,547	415,209
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$219,828	$200,299
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes (net of refunds)	$70,602	$61,617
SCHEDULE OF NONCASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$6,040	$5,406

THE BABCOCK & WILCOX COMPANY
BUSINESS SEGMENT INFORMATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Unaudited)
	(In thousands)
REVENUES:
Power Generation	$426,960	$426,363	$1,359,614	$1,337,673
Nuclear Operations	282,120	284,450	874,245	800,026
Technical Services	25,242	26,023	77,903	79,265
Nuclear Energy	52,470	75,006	179,171	228,916
mPower	343	39	980	107
Adjustments and Eliminations	(12,301)	(4,295)	(25,520)	(19,924)

TOTAL	$774,834	$807,586	$2,466,393	$2,426,063

SEGMENT INCOME:
Power Generation	$38,348	$40,600	$102,213	$138,210
Nuclear Operations	63,819	56,919	184,280	167,112
Technical Services	18,398	11,657	47,812	45,614
Nuclear Energy	21	9,517	10,201	41,528
mPower	(25,576)	(27,602)	(53,627)	(88,214)
SUBTOTAL	95,010	91,091	290,879	304,250
Corporate	(8,040)	(6,691)	(24,335)	(23,354)
Special Charges for Restructuring Activities	(4,849)	0	(25,504)	0
TOTAL	$82,121	$84,400	$241,040	$280,896

EQUITY IN INCOME (LOSS) OF INVESTEES:
Power Generation	$3,287	$4,214	$10,596	$11,090
Nuclear Operations	0	0	0	0
Technical Services	15,063	10,332	41,595	37,500
Nuclear Energy	(199)	0	(478)	0
mPower	0	0	0	0

TOTAL	$18,151	$14,546	$51,713	$48,590

PENSION EXPENSE:
Power Generation	$750	$2,816	$2,240	$12,572
Nuclear Operations	1,133	2,834	3,399	10,174
Technical Services	72	178	216	646
Nuclear Energy	899	516	3,038	1,593
mPower	0	0	0	0
Corporate	505	615	1,515	2,031

TOTAL	$3,359	$6,959	$10,408	$27,016

DEPRECIATION AND AMORTIZATION:
Power Generation	$5,720	$4,821	$16,519	$14,312
Nuclear Operations	6,769	7,776	20,182	24,679
Technical Services	48	61	144	189
Nuclear Energy	1,648	1,396	4,832	4,404
mPower	122	158	365	158
Corporate	3,178	3,076	9,299	9,076

TOTAL	$17,485	$17,288	$51,341	$52,818

RESEARCH AND DEVELOPMENT, NET:
Power Generation	$4,585	$5,611	$16,128	$16,260
Nuclear Operations	54	0	67	119
Technical Services	17	14	56	339
Nuclear Energy	879	1,050	3,079	2,728
mPower	18,252	21,218	33,640	71,633

TOTAL	$23,787	$27,893	$52,970	$91,079

CAPITAL EXPENDITURES:
Power Generation	$1,553	$5,874	$13,403	$16,121
Nuclear Operations	8,187	7,146	21,599	30,502
Technical Services	66	0	66	0
Nuclear Energy	1,163	1,314	4,141	3,247
mPower	331	420	1,745	1,087
Corporate	555	2,478	4,334	7,823

TOTAL	$11,855	$17,232	$45,288	$58,780

BACKLOG:
Power Generation	$2,176,110	$2,487,822	$2,176,110	$2,487,822
Nuclear Operations	2,530,159	2,630,206	2,530,159	2,630,206
Technical Services	15,388	4,119	15,388	4,119
Nuclear Energy	185,632	321,307	185,632	321,307
mPower	2,221	1,800	2,221	1,800

TOTAL	$4,909,510	$5,445,254	$4,909,510	$5,445,254

CONTACT:
The Babcock & Wilcox Company
Investor Contact:
Jenny L. Apker, Vice President, Treasurer and Investor Relations, 704-625-4944
investors@babcock.com
or
Media Contact:
Aimee Mills, Media Relations Lead, 980-365-4583
aemills@babcock.com